Western Alliance Reports Fourth Quarter and Full Year 2015 Financial Performance
PHOENIX--(BUSINESS WIRE)--January 21, 2016--Western Alliance Bancorporation (NYSE:WAL) (the "Company") announced today its financial results for the fourth quarter 2015.
Fourth Quarter 2015 Highlights:

•	Net income of $58.5 million, compared to $55.9 million for the third quarter 2015, and $40.4 million for the fourth quarter 2014

•	Earnings per share of $0.57, compared to $0.55 per share in the third quarter 2015, and $0.46 per share in the fourth quarter 2014

•	Pre-tax, pre-provision operating earnings of $79.9 million, up 8.4% from $73.7 million in the third quarter 2015, and up 53.7% from $52.0 million in the fourth quarter 2014[1]

•	Net operating revenue of $152.8 million, constituting year-over-year growth of 40.4%, or $44.0 million, compared to an increase in operating expenses of 28.1%, or $16.0 million[1]

•	Net interest margin of 4.67%, compared to 4.59% in the third quarter 2015, and 4.44% in the fourth quarter 2014

•	Efficiency ratio of 45.2%, compared to 46.8% in the third quarter 2015, and 49.3% in the fourth quarter 2014[1]

•	Total loans of $11.14 billion, up $348 million from September 30, 2015

•	Total deposits of $12.03 billion, up $420 million from September 30, 2015

•	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 0.65% of total assets, from 0.76% at September 30, 2015

•
Net loan charge-offs (annualized) to average loans outstanding of 0.02%, compared to net loan recoveries (annualized) to average loans outstanding of 0.08% in the third quarter 2015 and 0.04% in the fourth quarter 2014

•	Tangible common equity ratio of 9.2%, compared to 8.9% at September 30, 2015 [1]

•
Stockholders' equity of $1.59 billion, an increase of $8 million from September 30, 2015 as the increase from net income and the at-the-market ("ATM") common stock issuances during the quarter was partially offset by the redemption of the Small Business Lending Fund ("SBLF") preferred stock

•	Tangible book value per share, net of tax, of $12.54, an increase of 5.7% from $11.86 at September 30, 2015 [1]
Full Year 2015 Highlights:

•	Net income of $194.2 million and earnings per share of $2.03, compared to $148.0 million and $1.67, respectively, for 2014

•	Return on average assets and return on tangible common equity of 1.56% and 17.83%, compared to 1.50% and 18.52%, respectively, in 2014

•	Net interest margin of 4.51%, compared to 4.42% in 2014

•	Total loan and deposit increases, including the June 30, 2015 acquisition of Bridge Capital Holdings ("Bridge"), of $2.74 billion and $3.10 billion, respectively, from December 31, 2014

•	Net loan recoveries to average loans outstanding of 0.06%, compared to 0.07% in 2014, and nonperforming assets to total assets of 0.65%, compared to 1.18% at December 31, 2014

•	Stockholders' equity of $1.59 billion, an increase of $591 million from December 31, 2014

•	Tangible common equity ratio of 9.2% and tangible book value per share, net of tax, of $12.54, compared to 8.6% and $10.21, respectively, at December 31, 2014 [1]
Note that due to early adoption of Accounting Standards Update ("ASU") 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, prior period financial statement results in 2015 have been adjusted to recognize unrealized gains and losses on the Company's junior subordinated debt in other comprehensive income rather than in earnings, consistent with accounting guidance. See Early Adoption of Accounting Standards section on page 5 for further discussion.

Financial Performance
“Western Alliance had another record-setting year and quarter, with strong organic growth augmented by the acquisition of Bridge Capital Holdings, enabling the Company to reach record revenue, earnings, loan, and deposit levels,” remarked Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “Net income increased to $194.2 million with earnings per share of $2.03 for the year and increased to $58.5 million with earnings per share of $0.57 for the quarter. We continue to maintain asset quality, with full-year net recoveries of 0.06% and our capital levels remain strong. Credit for our strong performance goes out to all the associates within the Company as we have strong momentum going into 2016.”
Income Statement
Net interest income was $143.3 million in the fourth quarter 2015, an increase of $5.9 million, or 4.3%, from $137.4 million in the third quarter 2015, and an increase of $41.2 million, or 40.3%, compared to the fourth quarter 2014. Net interest income in the fourth quarter 2015 includes $5.0 million of total accretion income from acquired loans, compared to $7.0 million in the third quarter 2015, and $2.8 million in the fourth quarter 2014.
The Company’s net interest margin increased in the fourth quarter 2015 to 4.67%, compared to 4.59% in the third quarter 2015, and 4.44% in the fourth quarter 2014. The increase in net interest margin for the quarter primarily relates to fees related to early loan payoffs and the payoff of the Company's 10% Senior Notes.
Operating non-interest income was $9.4 million for the fourth quarter 2015, compared to $8.5 million for the third quarter 2015, and $6.7 million for the fourth quarter 2014.1
Net operating revenue was $152.8 million for the fourth quarter 2015, an increase of $6.9 million, or 4.7%, compared to $145.9 million for the third quarter 2015, and an increase of $44.0 million, or 40.4%, compared to $108.8 million for the fourth quarter 2014.1
Operating non-interest expense was $72.8 million for the fourth quarter 2015, compared to $72.2 million for the third quarter 2015, and $56.8 million for the fourth quarter 2014.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 45.2% for the fourth quarter 2015, an improvement from 46.8% for the third quarter 2015, and from 49.3% for the fourth quarter 2014.
The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the fourth quarter 2015, the Company’s pre-tax, pre-provision operating earnings were $79.9 million, up 8.4% from $73.7 million in the third quarter 2015, and up 53.7% from $52.0 million in the fourth quarter 2014.1
The non-operating items1 for the fourth quarter 2015 consisted primarily of a $0.4 million net gain on sales and valuations of repossessed and other assets.
The Company had 1,446 full-time equivalent employees and 47 offices at December 31, 2015, compared to 1,131 employees and 40 offices at December 31, 2014.

Balance Sheet
Gross loans totaled $11.14 billion at December 31, 2015, an increase of $348 million from $10.79 billion at September 30, 2015, and an increase of $2.74 billion from $8.40 billion at December 31, 2014. The year-over-year increase is comprised of $1.44 billion from the Bridge acquisition and $1.30 billion from organic loan growth. At December 31, 2015, the allowance for credit losses was 1.07% of total loans, compared to 1.09% at September 30, 2015, and 1.31% at December 31, 2014, reflecting an improvement in the Company’s asset quality profile and historical losses. Consistent with GAAP, the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. The allowance for credit losses as a percent of total loans, adjusted to include credit discounts on acquired loans, was 1.25% at December 31, 2015, compared to 1.32% at September 30, 2015, and 1.45% at December 31, 2014.
Deposits totaled $12.03 billion at December 31, 2015, an increase of $420 million from $11.61 billion at September 30, 2015, and an increase of $3.10 billion from $8.93 billion at December 31, 2014. The year-over-year increase is comprised of $1.74 billion from the Bridge acquisition and $1.36 from organic deposit growth. Non-interest bearing deposits were $4.09 billion at December 31, 2015, compared to $4.08 billion at September 30, 2015, and $2.29 billion at December 31, 2014. Non-interest bearing deposits comprised 34.0% of total deposits at December 31, 2015, compared to 35.1% at September 30, 2015, and 25.6% at December 31, 2014. The increase in the proportion of the Company's non-interest bearing deposits from the prior year is due to Bridge's higher proportion of non-interest bearing deposits. The proportion of savings and money market balances to total deposits increased to 44.0% from 40.2% at September 30, 2015, and from 43.3% at December 31, 2014. Certificates of deposit as a percentage of total deposits were 13.4% at December 31, 2015, compared to 15.8% at September 30, 2015, and 21.5% at December 31, 2014. The Company’s ratio of loans to deposits was 92.6% at December 31, 2015, compared to 92.9% at September 30, 2015, and 94.0% at December 31, 2014.
Borrowings totaled $150 million at December 31, 2015, a decrease of $150 million from $300 million at September 30, 2015, and a decrease of $240 million from $390 million at December 31, 2014. The decrease from the prior quarter relates to a reduction in FHLB overnight advances. The decrease from the prior year is due primarily to the payoff of the 10% Senior Notes of $58.2 million and a reduction in FHLB advances of $157.1 million. Qualifying debt totaled $210 million at December 31, 2015, compared to $207 million at September 30, 2015, and increased $170 million from $40 million at December 31, 2014. The year-over-year increase is primarily due to the issuance of $150 million of subordinated debt and the assumption of $11 million in junior subordinated debt from Bridge in the second quarter 2015.
Stockholders’ equity at December 31, 2015 was $1.59 billion, compared to $1.58 billion at September 30, 2015, and $1.00 billion at December 31, 2014. There were several significant items that had offsetting effects on stockholders' equity during the fourth quarter 2015, which include: a reduction for the redemption of preferred stock, and increases related to ATM common stock issuances and net income for the quarter. In December 2015, the Company redeemed its remaining 70,500 outstanding shares of Non-Cumulative Perpetual Preferred Stock, Series B. The shares were redeemed at their liquidation value of $1,000 per share plus accrued dividends for a total redemption price of $70.7 million. During 2014, the Company began issuing common stock under a $100 million ATM public offering. During the fourth quarter 2015, we raised $28.3 million in net proceeds from the issuance of 760,376 shares of common stock under the ATM program.
At December 31, 2015, tangible common equity, net of tax, was 9.2% of tangible assets1 and total capital under the Basel III federal regulatory standards was 12.1% of risk-weighted assets. The Company’s tangible book value per share1 was $12.54 at December 31, 2015, up 22.8% from December 31, 2014.
Total assets increased 2.3% to $14.28 billion at December 31, 2015, from $13.96 billion at September 30, 2015, and increased 34.7% from $10.60 billion at December 31, 2014. The increase in total assets from the prior year relates primarily to the Bridge acquisition, which increased total assets by $2.23 billion and organic loan growth during the year of $1.30 billion.
Asset Quality
The provision for credit losses was $2.5 million for the fourth quarter 2015, compared to zero for the third quarter 2015, and $0.3 million for the fourth quarter 2014. Net loan charge-offs in the fourth quarter 2015 were $0.5 million, or 0.02% of average loans (annualized), compared to net loan recoveries of $2.0 million, or 0.08%, in the third quarter 2015, and $0.8 million, or 0.04%, for the fourth quarter 2014.
Nonaccrual loans increased $0.7 million to $48.4 million during the quarter. Loans past due 90 days and still accruing interest totaled $3.0 million at December 31, 2015, compared to $5.6 million at September 30, 2015, and $5.1 million at December 31, 2014. Loans past due 30-89 days and still accruing interest totaled $34.5 million at quarter end, an increase from $19.6 million at September 30, 2015, and an increase from $9.8 million at December 31, 2014.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 15.9% at December 31, 2015, from 17.2% at September 30, 2015, and from 20.2% at December 31, 2014.1

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. As a result of the acquisition of Bridge on June 30, 2015, former Bridge activities were allocated between the newly formed Northern California segment and the Central Business Lines ("CBL") segment. As a substantial portion of Bridge's balance sheet is generated from nationally-focused business lines, the operations of these business lines are included in the CBL segment. Substantially all of the remaining assets and liabilities are included in the Northern California segment. The Southern California segment represents legacy Western Alliance operations in California, excluding two branches located in northern California, which are now included in the Northern California segment.
The Arizona, Nevada, Southern California, and Northern California segments provide full service banking and related services to their respective markets. The Company's CBL segment provides specialized banking services to niche markets and, as of June 30, 2015, includes the operations of Bridge. These CBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and CBL segments include loan and deposit growth, asset quality, and pre-tax income.
Arizona reported a gross loan balance of $2.81 billion at December 31, 2015, an increase of $106 million during the quarter, and an increase of $470 million during the last 12 months. Deposits were $2.88 billion at December 31, 2015, an increase of $417 million during the quarter, and an increase of $703 million during the last 12 months. Pre-tax income was $20.8 million and $14.1 million for the three months ended December 31, 2015 and 2014, respectively, and $71.1 million and $58.8 million for the years ended December 31, 2015 and 2014, respectively.
Nevada reported a gross loan balance of $1.74 billion at December 31, 2015, a decrease of $42 million during the quarter, and an increase of $69 million during the last 12 months. Deposits were $3.38 billion at December 31, 2015, an increase of $53 million during the quarter, and an increase of $152 million during the last 12 months. Pre-tax income was $21.6 million and $18.9 million for the three months ended December 31, 2015 and 2014, respectively, and $78.6 million and $74.3 million for the years ended December 31, 2015 and 2014, respectively.
Southern California reported a gross loan balance of $1.76 billion at December 31, 2015, an increase of $54 million during the quarter, and an increase of $209 million during the last 12 months. Deposits were $1.90 billion at December 31, 2015, a decrease of $36 million during the quarter, and an increase of $158 million during the last 12 months. Pre-tax income was $12.0 million and $13.1 million for the three months ended December 31, 2015 and 2014, respectively, and $49.6 million and $46.9 million for the years ended December 31, 2015 and 2014, respectively.
Northern California reported a gross loan balance of $1.19 billion at December 31, 2015, an increase of $23 million during the quarter, and an increase of $990 million during the last 12 months. Deposits were $1.54 billion at December 31, 2015, an increase of $71 million during the quarter, and an increase of $957 million during the last 12 months. Results of operations for Northern California include the Company's two previously existing northern California branch operations and the results of operations of Bridge (excluding certain business lines reflected in the CBL segment) beginning on July 1, 2015. Pre-tax income was $10.8 million and $1.4 million for the three months ended December 31, 2015 and 2014, respectively, and $28.7 million and $5.5 million for the years ended December 31, 2015 and 2014, respectively.
CBL reported a gross loan balance of $3.60 billion at December 31, 2015, an increase of $208 million from the prior quarter, and an increase of $1.01 billion during the last 12 months. Deposits were $2.13 billion at December 31, 2015, an increase of $104 million during the quarter, and an increase of $1.19 billion during the last 12 months. Pre-tax income was $25.1 million and $11.9 million for the three months ended December 31, 2015 and 2014, respectively, and $78.6 million and $33.6 million for the years ended December 31, 2015 and 2014, respectively.
Acquisition of Bridge Capital Holdings
The balance sheet of Bridge was consolidated into the Company on June 30, 2015 and the results of Bridge's operations are reflected in the Company's results beginning on July 1, 2015. Goodwill related to the acquisition of Bridge totaled $266.4 million as of December 31, 2015, inclusive of a $6.8 million increase for measurement period adjustments since June 30, 2015. The estimated fair values of certain net assets are still preliminary and are subject to additional measurement period adjustments.

Early Adoption of Accounting Standards
Effective as of the first quarter 2015, the Company elected early adoption of an element of ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, related to the accounting for changes in the fair value of a liability when the fair value option for financial instruments has been elected. Under this portion of this amended standard, the portion of the total change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value is presented separately in other comprehensive income rather than being recognized in the income statement at each reporting period. The amendments in this Update are applied through a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. See the supplemental schedule at the end of this press release for additional detail on the impact that adoption of this standard has had on prior period financial information.
Effective as of the third quarter 2015, the Company elected early adoption of ASU 2015-16, related to the accounting for measurement period adjustments resulting from business combinations. Under the amended standard, adjustments to provisional amounts that are identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined rather than retrospectively adjusting the provisional amounts at the acquisition date and revising comparative information for prior periods presented in the financial statements. Accordingly, all measurement period adjustments identified during the quarter have been recognized in the current reporting period.
Attached to this press release is summarized financial information for the quarter ended December 31, 2015.
Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2015 financial results at 12:00 p.m. ET on Friday, January 22, 2016. Participants may access the call by dialing 1-888-317-6003 and using passcode 3254694 or via live audio webcast using the website link http://services.choruscall.com/links/wal160122. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET January 22nd through 9:00 a.m. ET February 22nd by dialing 1-877-344-7529 passcode: 10078440.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to Bridge Capital Holdings, the performance of the combined company following the acquisition of Bridge, and any guidance, outlook or expectations relating to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With $14 billion in assets, top-performing Western Alliance Bancorporation (NYSE:WAL) is one of the fastest-growing bank holding companies in the U.S. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Life Sciences Group, Mortgage Warehouse Lending, Public Finance, Renewable Energy Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information visit westernalliancebancorporation.com.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 18.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	December 31,
	2015	2014	Change %
	(in millions)
Total assets	$14,275.1	$10,600.5	34.7%
Total loans, net of deferred fees	11,136.7	8,398.3	32.6
Securities and money market investments	2,042.2	1,547.8	31.9
Total deposits	12,030.6	8,931.0	34.7
Borrowings	150.0	390.3	(61.6)
Qualifying debt	210.3	40.4	NM
Stockholders' equity	1,591.5	1,000.9	59.0
Tangible common equity, net of tax (1)	1,292.2	905.5	42.7

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2015	2014	Change %	2015	2014	Change %
	(in thousands)			(in thousands)
Interest income	$151,331	$110,151	37.4%	$525,144	$416,379	26.1%
Interest expense	7,988	8,006	(0.2)	32,568	31,486	3.4
Net interest income	143,343	102,145	40.3	492,576	384,893	28.0
Provision for credit losses	2,500	300	NM	3,200	4,726	(32.3)
Net interest income after provision for credit losses	140,843	101,845	38.3	489,376	380,167	28.7
Non-interest income	9,479	8,417	12.6	29,768	24,651	20.8
Non-interest expense	72,448	55,742	30.0	260,606	207,319	25.7
Income from continuing operations before income taxes	77,874	54,520	42.8	258,538	197,499	30.9
Income tax expense	19,348	14,111	37.1	64,294	48,390	32.9
Income from continuing operations	58,526	40,409	44.8	194,244	149,109	30.3
Loss on discontinued operations, net of tax	—	—	—	—	(1,158)	(100.0)
Net income	$58,526	$40,409	44.8	$194,244	$147,951	31.3
Diluted earnings per share from continuing operations	$0.57	$0.46	23.9	$2.03	$1.69	20.1
Diluted loss per share from discontinued operations	—	—		—	(0.02)
Diluted earnings per share available to common stockholders	$0.57	$0.46	23.9	$2.03	$1.67	21.6

(1) See Reconciliation of Non-GAAP Financial Measures.
NM: Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or for the Three Months Ended December 31,			For the Year Ended December 31,
	2015	2014	Change %	2015	2014	Change %
Diluted earnings per share available to common stockholders	$0.57	$0.46	23.9%	$2.03	$1.67	21.6%
Book value per common share	$15.44	$10.49	47.2
Tangible book value per share, net of tax (1)	$12.54	$10.21	22.8
Average shares outstanding (in thousands):
Basic	101,174	87,279	15.9	94,570	86,693	9.1%
Diluted	102,006	87,987	15.9	95,219	87,506	8.8
Common shares outstanding	103,087	88,691	16.2

Selected Performance Ratios:
Return on average assets (2)	1.67%	1.56%	7.1%	1.56%	1.50%	4.0%
Return on average tangible common equity (1, 2)	18.64	18.15	2.7	17.83	18.52	(3.7)
Net interest margin (2)	4.67	4.44	5.2	4.51	4.42	2.0
Net interest spread	4.52	4.31	4.9	4.36	4.29	1.6
Efficiency ratio - tax equivalent basis (1)	45.19	49.29	(8.3)	45.85	49.11	(6.6)
Loan to deposit ratio	92.57	94.04	(1.6)

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.02%	(0.04)%	(150.0)%	(0.06)%	(0.07)%	(14.3)%
Nonaccrual loans to gross loans	0.44	0.81	(45.7)
Nonaccrual loans and repossessed assets to total assets	0.65	1.18	(44.9)
Loans past due 90 days and still accruing to total loans	0.03	0.06	(50.0)
Allowance for credit losses to gross loans	1.07	1.31	(18.3)
Allowance for credit losses to nonaccrual loans	246.10	162.90	51.1

Capital Ratios (1):
	Basel III		Basel I
	December 31, 2015	September 30, 2015	December 31, 2014
Tangible common equity	9.2%	8.9%	8.6%
Common Equity Tier 1 (3)	9.5	9.1	9.3
Tier 1 Leverage ratio (3)	9.8	9.9	9.7
Tier 1 Capital (3)	10.1	10.1	10.5
Total Capital (3)	12.1	12.1	11.7

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three month periods ended December 31, 2015 and 2014.
(3)	Capital ratios for December 31, 2015 are preliminary until the Call Report is filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(dollars in thousands)
Interest income:
Loans	$137,471	$99,099	$476,417	$370,922
Investment securities	12,454	10,455	43,557	43,209
Other	1,406	597	5,170	2,248
Total interest income	151,331	110,151	525,144	416,379
Interest expense:
Deposits	5,737	5,245	21,795	20,012
Borrowings	144	2,314	5,766	9,720
Qualifying debt	2,107	447	5,007	1,754
Total interest expense	7,988	8,006	32,568	31,486
Net interest income	143,343	102,145	492,576	384,893
Provision for credit losses	2,500	300	3,200	4,726
Net interest income after provision for credit losses	140,843	101,845	489,376	380,167
Non-interest income:
Service charges	4,295	2,791	14,639	10,567
Bank owned life insurance	1,166	1,464	3,899	4,508
Lending related fees	1,097	6	1,948	71
Gains on sales of investment securities, net	33	373	615	757
Unrealized gains on assets and liabilities measured at fair value, net	10	1,357	47	1,212
Loss on extinguishment of debt	—	—	(81)	(502)
Other	2,878	2,426	8,701	8,038
Total non-interest income	9,479	8,417	29,768	24,651
Non-interest expenses:
Salaries and employee benefits	41,221	33,094	149,828	126,630
Occupancy	6,503	4,698	22,180	18,155
Legal, professional and directors' fees	5,890	3,425	18,548	14,278
Data processing	4,629	2,345	14,776	10,057
Insurance	3,264	2,386	11,003	8,862
Loan and repossessed asset expenses	904	1,486	4,377	4,423
Card expense	920	678	2,764	2,417
Marketing	1,298	857	2,885	2,300
Intangible amortization	704	281	1,970	1,461
Net (gain) loss on sales and valuations of repossessed and other assets	(397)	(1,102)	(2,070)	(5,350)
Acquisition / restructure expense	—	—	8,836	198
Other	7,512	7,594	25,509	23,888
Total non-interest expense	72,448	55,742	260,606	207,319
Income from continuing operations before income taxes	77,874	54,520	258,538	197,499
Income tax expense	19,348	14,111	64,294	48,390
Income from continuing operations	$58,526	$40,409	$194,244	$149,109
Loss from discontinued operations, net of tax	—	—	—	(1,158)
Net income	$58,526	$40,409	$194,244	$147,951
Preferred stock dividends	151	329	750	1,387
Net income available to common stockholders	$58,375	$40,080	$193,494	$146,564
Diluted net income per share	$0.57	$0.46	$2.03	$1.67

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(in thousands, except per share data)
Interest income:
Loans	$137,471	$133,087	$105,468	$100,391	$99,099
Investment securities	12,454	12,039	9,276	9,788	10,455
Other	1,406	1,107	1,874	783	597
Total interest income	151,331	146,233	116,618	110,962	110,151
Interest expense:
Deposits	5,737	5,550	5,362	5,146	5,245
Borrowings	144	1,268	2,087	2,267	2,314
Qualifying debt	2,107	2,008	451	441	447
Total interest expense	7,988	8,826	7,900	7,854	8,006
Net interest income	143,343	137,407	108,718	103,108	102,145
Provision for credit losses	2,500	—	—	700	300
Net interest income after provision for credit losses	140,843	137,407	108,718	102,408	101,845
Non-interest income:
Service charges	4,295	4,327	3,128	2,889	2,791
Bank owned life insurance	1,166	984	772	977	1,464
Lending related fees	1,097	532	118	201	6
Gains (losses) on sales of investment securities, net	33	(62)	55	589	373
Unrealized gains (losses) on assets and liabilities measured at fair value, net	10	47	(10)	—	1,357
Loss on extinguishment of debt	—	—	(81)	—	—
Other	2,878	2,674	1,563	1,586	2,426
Total non-interest income	9,479	8,502	5,545	6,242	8,417
Non-interest expenses:
Salaries and employee benefits	41,221	43,660	32,406	32,541	33,094
Occupancy	6,503	5,915	4,949	4,813	4,698
Legal, professional, and directors' fees	5,890	4,052	4,611	3,995	3,425
Data processing	4,629	4,338	2,683	3,126	2,345
Insurance	3,264	3,375	2,274	2,090	2,386
Loan and repossessed asset expenses	904	1,099	1,284	1,090	1,486
Card expense	920	757	613	474	678
Marketing	1,298	747	463	377	857
Intangible amortization	704	704	281	281	281
Net (gain) loss on sales and valuations of repossessed and other assets	(397)	(104)	(1,218)	(351)	(1,102)
Acquisition / restructure expense	—	835	7,842	159	—
Other	7,512	7,538	5,021	5,438	7,594
Total non-interest expense	72,448	72,916	61,209	54,033	55,742
Income from continuing operations before income taxes	77,874	72,993	53,054	54,617	54,520
Income tax expense	19,348	17,133	13,579	14,234	14,111
Net income	$58,526	$55,860	$39,475	$40,383	$40,409
Preferred stock dividends	151	176	247	176	329
Net Income available to common stockholders	$58,375	$55,684	$39,228	$40,207	$40,080
Diluted net income per share	$0.57	$0.55	$0.44	$0.45	$0.46

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(in millions)
Assets:
Cash and due from banks	$224.6	$325.4	$700.2	$492.4	$164.4
Securities purchased under agreement to resell	—	—	58.1	—	—
Cash and cash equivalents	224.6	325.4	758.3	492.4	164.4
Securities and money market investments	2,042.2	1,993.6	1,531.9	1,453.7	1,547.8
Loans held for sale	23.8	24.4	39.4	—	—
Loans held for investment:
Commercial	5,262.8	4,960.4	4,759.7	3,725.2	3,532.3
Commercial real estate - non-owner occupied	2,283.5	2,210.7	2,195.0	2,113.8	2,052.6
Commercial real estate - owner occupied	2,083.3	2,123.6	2,019.3	1,818.0	1,732.9
Construction and land development	1,133.4	1,121.9	1,002.7	842.9	748.1
Residential real estate	323.0	320.7	320.6	292.2	299.4
Consumer	26.9	26.6	24.0	26.5	33.0
Gross loans and deferred fees, net	11,112.9	10,763.9	10,321.3	8,818.6	8,398.3
Allowance for credit losses	(119.1)	(117.1)	(115.1)	(112.1)	(110.2)
Loans, net	10,993.8	10,646.8	10,206.2	8,706.5	8,288.1
Premises and equipment, net	118.5	121.7	116.0	114.3	113.8
Other assets acquired through foreclosure, net	43.9	57.7	59.3	63.8	57.1
Bank owned life insurance	162.5	161.7	161.1	142.9	142.0
Goodwill and other intangibles, net	305.4	305.8	300.0	25.6	25.9
Other assets	360.4	318.4	297.9	252.7	261.4
Total assets	$14,275.1	$13,955.5	$13,470.1	$11,251.9	$10,600.5
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$4,094.0	$4,077.5	$3,924.4	$2,657.4	$2,288.0
Interest bearing:
Demand	1,028.1	1,024.5	1,001.3	936.5	854.9
Savings and money market	5,296.9	4,672.6	4,733.9	4,121.0	3,869.7
Time certificates	1,611.6	1,835.8	1,747.1	1,947.4	1,918.4
Total deposits	12,030.6	11,610.4	11,406.7	9,662.3	8,931.0
Customer repurchase agreements	38.2	53.2	42.2	47.2	54.9
Total customer funds	12,068.8	11,663.6	11,448.9	9,709.5	8,985.9
Securities sold short	—	—	57.6	—	—
Borrowings	150.0	300.0	69.5	275.2	390.3
Qualifying debt	210.3	206.8	208.4	40.7	40.4
Accrued interest payable and other liabilities	254.5	201.4	171.0	175.2	183.0
Total liabilities	12,683.6	12,371.8	11,955.4	10,200.6	9,599.6
Stockholders' Equity:
Preferred stock	—	70.5	70.5	70.5	70.5
Common stock and additional paid-in capital	1,306.6	1,273.7	1,269.0	831.9	828.3
Retained earnings	262.6	204.2	148.5	109.4	85.5
Accumulated other comprehensive income	22.3	35.3	26.7	39.5	16.6
Total stockholders' equity	1,591.5	1,583.7	1,514.7	1,051.3	1,000.9
Total liabilities and stockholders' equity	$14,275.1	$13,955.5	$13,470.1	$11,251.9	$10,600.5

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(in thousands)
Balance, beginning of period	$117,072	$115,056	$112,098	$110,216	$109,161
Provision for credit losses	2,500	—	—	700	300
Recoveries of loans previously charged-off:
Commercial and industrial	1,009	1,147	681	916	1,499
Commercial real estate - non-owner occupied	482	968	335	277	229
Commercial real estate - owner occupied	135	433	1,403	106	43
Construction and land development	13	329	1,373	157	1,268
Residential real estate	232	232	1,184	533	261
Consumer	115	24	24	40	64
Total recoveries	1,986	3,133	5,000	2,029	3,364
Loans charged-off:
Commercial and industrial	2,277	1,109	1,771	393	1,743
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	—	—	—	—	270
Construction and land development	—	—	—	—	8
Residential real estate	194	8	218	400	377
Consumer	19	—	53	54	211
Total loans charged-off	2,490	1,117	2,042	847	2,609
Net loan charge-offs (recoveries)	504	(2,016)	(2,958)	(1,182)	(755)
Balance, end of period	$119,068	$117,072	$115,056	$112,098	$110,216

Net charge-offs (recoveries) to average loans outstanding - annualized	0.02%	(0.08)%	(0.13)%	(0.06)%	(0.04)%
Allowance for credit losses to gross loans	1.07	1.09	1.11	1.27	1.31
Nonaccrual loans	$48,381	$47,692	$59,425	$60,742	$67,659
Repossessed assets	43,942	57,719	59,335	63,759	57,150
Loans past due 90 days, still accruing	3,028	5,550	8,284	3,730	5,132
Loans past due 30 to 89 days, still accruing	34,541	19,630	4,006	14,137	9,804
Classified loans on accrual	118,635	108,341	101,165	76,090	90,393
Special mention loans	141,819	153,431	132,313	100,345	97,504

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended December 31,
	2015			2014
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$10,757.3	$137,471	5.35%	$7,997.5	$99,099	5.20%
Securities (1)	1,930.1	12,454	2.98	1,574.7	10,455	3.07
Other	313.6	1,406	1.79	217.2	597	1.10
Total interest earning assets	13,001.0	151,331	4.92	9,789.4	110,151	4.77
Non-interest earning assets
Cash and due from banks	155.7			121.3
Allowance for credit losses	(118.0)			(111.1)
Bank owned life insurance	162.0			142.1
Other assets	809.1			450.8
Total assets	$14,009.8			$10,392.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,037.6	$480	0.19%	$805.0	$354	0.18%
Savings and money market	5,014.1	3,548	0.28	3,767.7	2,789	0.30
Time certificates of deposit	1,701.9	1,709	0.40	1,945.9	2,102	0.43
Total interest-bearing deposits	7,753.6	5,737	0.30	6,518.6	5,245	0.32
Short-term borrowings	103.1	144	0.56	170.3	1,772	4.16
Long-term debt	—	—	—	210.1	542	1.03
Qualifying debt	195.9	2,107	4.30	41.8	447	4.28
Total interest-bearing liabilities	8,052.6	7,988	0.40	6,940.8	8,006	0.46
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	4,127.9			2,270.4
Other liabilities	208.5			133.6
Stockholders’ equity	1,620.8			1,047.7
Total liabilities and stockholders' equity	$14,009.8			$10,392.5
Net interest income and margin		$143,343	4.67%		$102,145	4.44%
Net interest spread			4.52%			4.31%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $8,433 and $6,489 for the three months ended December 31, 2015 and 2014, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended December 31,
	2015			2014
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$9,674.2	$476,417	5.18%	$7,432.1	$370,922	5.23%
Securities (1)	1,675.8	43,557	3.02	1,607.7	43,209	3.10
Other	272.0	5,170	1.90	230.7	2,248	0.97
Total interest earnings assets	11,622.0	525,144	4.79	9,270.5	416,379	4.76
Non-interest earning assets
Cash and due from banks	137.9			133.7
Allowance for credit losses	(115.0)			(106.1)
Bank owned life insurance	152.3			141.9
Other assets	623.6			451.1
Total assets	$12,420.8			$9,891.1
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$983.9	$1,736	0.18%	$793.1	$1,522	0.19%
Savings and money market	4,470.2	12,544	0.28	3,616.8	10,852	0.30
Time certificates of deposits	1,808.1	7,515	0.42	1,758.3	7,638	0.43
Total interest-bearing deposits	7,262.2	21,795	0.30	6,168.2	20,012	0.32
Short-term borrowings	185.2	4,965	2.68	173.2	2,336	1.35
Long-term debt	76.6	801	1.05	265.8	7,384	2.78
Qualifying debt	120.2	5,007	4.17	42.3	1,754	4.15
Total interest-bearing liabilities	7,644.2	32,568	0.43	6,649.5	31,486	0.47
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	3,273.1			2,153.7
Other liabilities	179.5			123.8
Stockholders’ equity	1,324.0			964.1
Total liabilities and stockholders' equity	$12,420.8			$9,891.1
Net interest income and margin		$492,576	4.51%		$384,893	4.42%
Net interest spread			4.36%			4.29%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $31,883 and $24,571 for the years ended December 31, 2015 and 2014, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheets:
	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
At December 31, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$2.3	$9.5	$2.4	$2.4	$—	$2,250.2	$2,266.8
Loans, net of deferred loan fees and costs	2,811.7	1,737.2	1,761.9	1,188.4	3,597.9	39.6	11,136.7
Less: allowance for credit losses	(30.1)	(18.6)	(18.8)	(12.7)	(38.5)	(0.4)	(119.1)
Total loans	2,781.6	1,718.6	1,743.1	1,175.7	3,559.4	39.2	11,017.6
Other assets acquired through foreclosure, net	8.4	20.8	—	0.3	—	14.4	43.9
Goodwill and other intangible assets, net	—	24.8	—	158.2	122.4	—	305.4
Other assets	43.9	62.3	15.7	16.1	28.4	475.0	641.4
Total assets	$2,836.2	$1,836.0	$1,761.2	$1,352.7	$3,710.2	$2,778.8	$14,275.1
Liabilities:
Deposits	$2,880.7	$3,382.8	$1,902.5	$1,541.1	$2,134.4	$189.1	$12,030.6
Borrowings and qualifying debt	—	—	—	—	—	360.3	360.3
Other liabilities	12.2	29.0	7.8	11.2	105.1	127.4	292.7
Total liabilities	2,892.9	3,411.8	1,910.3	1,552.3	2,239.5	676.8	12,683.6
Allocated equity:	309.2	244.4	191.3	293.2	428.6	124.8	1,591.5
Total liabilities and stockholders' equity	$3,202.1	$3,656.2	$2,101.6	$1,845.5	$2,668.1	$801.6	$14,275.1
Excess funds provided (used)	365.9	1,820.2	340.4	492.8	(1,042.1)	(1,977.2)	—

No. of offices	11	18	9	2	7	—	47
No. of full-time equivalent employees	180	228	161	171	123	583	1,446

At December 31, 2014
Assets:
Cash, cash equivalents, and investment securities	$2.3	$5.0	$2.2	$0.3	$—	$1,702.4	$1,712.2
Loans, net of deferred loan fees and costs	2,341.9	1,668.7	1,553.1	198.6	2,590.0	46.0	8,398.3
Less: allowance for credit losses	(30.7)	(21.9)	(17.9)	(5.1)	(34.0)	(0.6)	(110.2)
Total loans	2,311.2	1,646.8	1,535.2	193.5	2,556.0	45.4	8,288.1
Other assets acquired through foreclosure, net	15.5	21.0	—	—	—	20.6	57.1
Goodwill and other intangible assets, net	—	25.9	—	—	—	—	25.9
Other assets	34.8	64.2	6.2	15.3	22.9	373.8	517.2
Total assets	$2,363.8	$1,762.9	$1,543.6	$209.1	$2,578.9	$2,142.2	$10,600.5
Liabilities:
Deposits	$2,178.0	$3,230.6	$1,744.5	$584.0	$946.6	$247.3	$8,931.0
Other borrowings	—	—	—	—	—	390.3	390.3
Other liabilities	17.4	40.8	8.9	0.2	72.4	138.6	278.3
Total liabilities	2,195.4	3,271.4	1,753.4	584.2	1,019.0	776.2	9,599.6
Allocated equity:	250.8	209.0	70.9	126.8	232.9	110.5	1,000.9
Total liabilities and stockholders' equity	$2,446.2	$3,480.4	$1,824.3	$711.0	$1,251.9	$886.7	$10,600.5
Excess funds provided (used)	82.4	1,717.5	280.7	501.9	(1,327.0)	(1,255.5)	—

No. of offices	11	18	9	2	—	—	40
No. of full-time equivalent employees	215	295	198	29	99	295	1,131

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Income Statements:
	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
	(in thousands)
Three Months Ended December 31, 2015:
Net interest income (expense)	$35,918	$32,052	$23,879	$23,017	$39,133	$(10,656)	$143,343
Provision for credit losses	977	(1,712)	328	1,162	1,745	—	2,500
Net interest income (expense) after provision for credit losses	34,941	33,764	23,551	21,855	37,388	(10,656)	140,843
Non-interest income	1,295	2,350	596	2,355	1,638	1,245	9,479
Non-interest expense	(15,396)	(14,533)	(12,162)	(13,385)	(13,881)	(3,091)	(72,448)
Income (loss) from continuing operations before income taxes	20,840	21,581	11,985	10,825	25,145	(12,502)	77,874
Income tax expense (benefit)	8,175	7,553	5,040	4,551	9,429	(15,400)	19,348
Net income	$12,665	$14,028	$6,945	$6,274	$15,716	$2,898	$58,526

Year Ended December 31, 2015:
Net interest income (expense)	$129,914	$122,082	$94,585	$56,698	$124,222	$(34,925)	$492,576
Provision for (recovery of) credit losses	3,099	(6,887)	152	3,038	3,917	(119)	3,200
Net interest income (expense) after provision for credit losses	126,815	128,969	94,433	53,660	120,305	(34,806)	489,376
Non-interest income	4,204	9,202	2,697	5,161	4,110	4,394	29,768
Non-interest expense	(59,917)	(59,553)	(47,549)	(30,161)	(45,831)	(17,595)	(260,606)
Income (loss) from continuing operations before income taxes	71,102	78,618	49,581	28,660	78,584	(48,007)	258,538
Income tax expense (benefit)	27,893	27,516	20,849	12,051	29,469	(53,484)	64,294
Net income	$43,209	$51,102	$28,732	$16,609	$49,115	$5,477	$194,244

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Income Statements:
	Arizona	Nevada	Southern California	Northern California	Central Business Lines	Corporate & Other	Consolidated Company
	(in thousands)
Three Months Ended December 31, 2014:
Net interest income (expense)	$27,892	$29,674	$24,480	$2,419	$21,959	$(4,279)	$102,145
Provision for (recovery of) credit losses	192	(1,607)	(717)	—	2,434	(2)	300
Net interest income (expense) after provision for credit losses	27,700	31,281	25,197	2,419	19,525	(4,277)	101,845
Non-interest income	1,102	2,434	1,051	79	504	3,247	8,417
Non-interest expense	(14,698)	(14,805)	(13,103)	(1,085)	(8,179)	(3,872)	(55,742)
Income (loss) from continuing operations before income taxes	14,104	18,910	13,145	1,413	11,850	(4,902)	54,520
Income tax expense (benefit)	5,532	6,617	5,527	594	4,444	(8,603)	14,111
Net income	$8,572	$12,293	$7,618	$819	$7,406	$3,701	$40,409

Year Ended December 31, 2014:
Net interest income (expense)	$112,128	$117,508	$91,090	$9,133	$71,010	$(15,976)	$384,893
Provision for (recovery of) credit losses	2,083	(7,542)	(1,638)	—	11,365	458	4,726
Net interest income (expense) after provision for credit losses	110,045	125,050	92,728	9,133	59,645	(16,434)	380,167
Non-interest income	3,586	8,944	3,917	184	1,742	6,278	24,651
Non-interest expense	(54,859)	(59,683)	(49,764)	(3,857)	(27,804)	(11,352)	(207,319)
Income (loss) from continuing operations before income taxes	58,772	74,311	46,881	5,460	33,583	(21,508)	197,499
Income tax expense (benefit)	23,053	26,009	19,711	2,296	12,594	(35,273)	48,390
Income from continuing operations	35,719	48,302	27,170	3,164	20,989	13,765	149,109
Loss from discontinued operations, net	—	—	—	—	—	(1,158)	(1,158)
Net income	$35,719	$48,302	$27,170	$3,164	$20,989	$12,607	$147,951

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Tax, Pre-Provision Operating Earnings by Quarter:
	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(in thousands)
Total non-interest income	$9,479	$8,502	$5,545	$6,242	$8,417
Less:
Gains (losses) on sales of investment securities, net	33	(62)	55	589	373
Unrealized gains (losses) on assets and liabilities measured at fair value, net	10	47	(10)	—	1,357
Loss on extinguishment of debt	—	—	(81)	—	—
Total operating non-interest income	9,436	8,517	5,581	5,653	6,687
Plus: net interest income	143,343	137,407	108,718	103,108	102,145
Net operating revenue (1)	$152,779	$145,924	$114,299	$108,761	$108,832

Total non-interest expense	$72,448	$72,916	$61,209	$54,033	$55,742
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(397)	(104)	(1,218)	(351)	(1,102)
Acquisition / restructure expense	—	835	7,842	159	—
Total operating non-interest expense (1)	$72,845	$72,185	$54,585	$54,225	$56,844

Pre-tax, pre-provision operating earnings (2)	$79,934	$73,739	$59,714	$54,536	$51,988

Tangible Common Equity:
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(dollars and shares in thousands)
Total stockholders' equity	$1,591,502	$1,583,698	$1,514,744	$1,051,330	$1,000,928
Less: goodwill and intangible assets	305,354	305,767	299,975	25,632	25,913
Total tangible stockholders' equity	1,286,148	1,277,931	1,214,769	1,025,698	975,015
Less: preferred stock	—	70,500	70,500	70,500	70,500
Total tangible common equity	1,286,148	1,207,431	1,144,269	955,198	904,515
Plus: deferred tax - attributed to intangible assets	6,093	6,290	6,515	903	1,006
Total tangible common equity, net of tax	$1,292,241	$1,213,721	$1,150,784	$956,101	$905,521
Total assets	$14,275,089	$13,955,570	$13,470,104	$11,251,943	$10,600,498
Less: goodwill and intangible assets, net	305,354	305,767	299,975	25,632	25,913
Tangible assets	13,969,735	13,649,803	13,170,129	11,226,311	10,574,585
Plus: deferred tax - attributed to intangible assets	6,093	6,290	6,515	903	1,006
Total tangible assets, net of tax	$13,975,828	$13,656,093	$13,176,644	$11,227,214	$10,575,591
Tangible common equity ratio (3)	9.2%	8.9%	8.7%	8.5%	8.6%
Common shares outstanding	103,087	102,305	102,291	89,180	88,691
Tangible book value per share, net of tax (4)	$12.54	$11.86	$11.25	$10.72	$10.21

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Efficiency Ratio by Quarter:
	Three Months Ended
	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(in thousands)
Total operating non-interest expense	$72,845	$72,185	$54,585	$54,225	$56,844
Divided by:
Total net interest income	143,343	137,407	108,718	103,108	102,145
Plus:
Tax equivalent interest adjustment	8,433	8,183	7,878	7,389	6,489
Operating non-interest income	9,436	8,517	5,581	5,653	6,687
	$161,212	$154,107	$122,177	$116,150	$115,321
Efficiency ratio - tax equivalent basis (5)	45.2%	46.8%	44.7%	46.7%	49.3%

Allowance for Credit Losses, Adjusted for Acquisition Accounting:

	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
	(in thousands)
Allowance for credit losses	$119,068	$117,072	$115,056	$112,098	$110,216
Plus: remaining credit marks
Acquired performing loans	12,154	14,299	16,405	2,150	2,335
Purchased credit impaired loans	8,491	11,347	8,643	8,770	9,279
Adjusted allowance for credit losses	$139,713	$142,718	$140,104	$123,018	$121,830

Gross loans held for investment and deferred fees, net	$11,112,854	$10,763,939	$10,321,221	$8,818,554	$8,398,265
Plus: remaining credit marks
Acquired performing loans	12,154	14,299	16,405	2,150	2,335
Purchased credit impaired loans	8,491	11,347	8,643	8,770	9,279
Adjusted loans, net of deferred fees and costs	$11,133,499	$10,789,585	$10,346,269	$8,829,474	$8,409,879

Allowance for credit losses to gross loans	1.07%	1.09%	1.11%	1.27%	1.31%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (6)	1.25	1.32	1.35	1.39	1.45

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

Basel III
December 31, 2015
(in thousands)
Common Equity Tier 1:
Common equity	$1,591,502
Less:
Accumulated other comprehensive income	22,260
Non-qualifying goodwill and intangibles	293,487
Disallowed unrealized losses on equity securities	—
Disallowed deferred tax asset	5,001
Common equity Tier 1 (regulatory) (7) (10)	$1,270,754

Plus:
Trust preferred securities	81,500
Preferred stock	—
Less:
Disallowed deferred tax asset	7,501
Tier 1 capital (8) (10)	$1,344,753

Divided by: estimated risk-weighted assets (regulatory (8) (10)	$13,324,571

Common equity Tier 1 ratio (8) (10)	9.5%

Total Capital:
Tier 1 capital (regulatory) (7) (10)	$1,344,753
Plus:
Subordinated debt	140,097
Qualifying allowance for credit losses	119,068
Other	3,296
Less: Tier 2 qualifying capital deductions	—
Tier 2 capital	$262,461

Total capital	$1,607,214

Classified asset to common equity Tier 1 plus allowance:
Classified assets	$221,126
Divided by:
Common equity Tier 1 (regulatory) (7) (10)	1,270,754
Plus: Allowance for credit losses	119,068
Total Common equity Tier 1 plus allowance for credit losses	$1,389,822

Classified assets to common equity Tier 1 plus allowance (9) (10)	16%

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe these non-GAAP ratios provide an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
We believe this non-GAAP ratio is a useful metric in understanding the Company's total allowance for credit losses, adjusted for acquisition accounting, as under U.S. GAAP, a company's allowance for credit losses is not carried over in an acquisition, rather these loans are shown as being purchased at a discount that factors in expected future credit losses.

(7)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(8)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(9)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(10)	Current quarter is preliminary until Call Reports are filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476

Supplemental Schedule

The following table presents the impact of the Company's election to early adopt an element of ASU 2016-01 issued by the FASB in January 2016 related to changes in the fair value of a liability resulting from a change in the instrument-specific credit risk when the fair value option for financial instruments has been elected and its retrospective application for the periods indicated. The cumulative effect of adoption of this guidance at January 1, 2015 was a decrease to retained earnings of $16.3 million and a corresponding increase to other comprehensive income.

	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
	(in millions)
Consolidated Balance Sheet:
Stockholders' equity
Accumulated other comprehensive income
As previously reported	$20.6	$15.3	$23.4
As reported under new guidance	35.3	26.7	39.5
Retained earnings
As previously reported	218.9	159.9	125.5
As reported under new guidance	204.2	148.5	109.4

	Three Months Ended
	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
	(in thousands, except per share data)
Consolidated Income Statement:
Non-interest income
As previously reported	$13,826	$(2,191)	$5,933
As reported under new guidance	8,502	5,545	6,242
Income tax expense
As previously reported	19,183	10,599	14,118
As reported under new guidance	17,133	13,579	14,234
Net income
As previously reported	59,134	34,719	40,190
As reported under new guidance	55,860	39,475	40,383
Net income available to common shareholders
As previously reported	58,958	34,472	40,014
As reported under new guidance	55,684	39,228	40,207
Earnings per share applicable to common shareholders--basic
As previously reported	0.59	0.39	0.46
As reported under new guidance	0.55	0.44	0.46
Earnings per share applicable to common shareholders--diluted
As previously reported	0.58	0.39	0.45
As reported under new guidance	0.55	0.44	0.45